Exhibit 99.1

LUCIRA™ HEALTH Provides Statement on Copan’s Recall of its FLOQSwabs

EMERYVILLE, CA, October 8, 2021 – Lucira Health, Inc. (“Lucira Health” or “Lucira”) (NASDAQ: LHDX), a medical technology company focused on the development and commercialization of transformative and innovative infectious disease test kits, today commented on the recent recall of the FLOQSwabs by supply partner Copan Italia SPA, or Copan.

Copan, who supplies FLOQSwabs included in the LUCIRA COVID-19 All-In-One Test Kit and LUCIRA CHECK IT COVID-19 Test Kit, collectively the Test Kits, announced a recall of its FLOQSwabs. According to Lucira’s records, Test Kits containing the recalled Copan swabs were distributed from April 22, 2021 through September 22, 2021. Lucira estimates expenses related to the recalled Copan swabs to be between $75,000 and $85,000 and intends to pass-through all related expenses, including but not limited to third party and legal costs, to Copan. In addition, Lucira notes the recalled Copan swabs had no impact on revenue recorded during the distribution period.

The recalled Copan swabs included in the Test Kits distributed from April 22, 2021 through September 22, 2021 should not be used and should be disposed. Lucira is offering a replacement swab for customers who purchased a Test Kit containing a recalled Copan swab. The lot numbers of the affected Test Kits are listed in the table below.

Affected Lucira Kits	Affected Lucira Kits
REF: GLUC-2000	LOT: K07A111905214M1
LOT: K07A112704214M1	LOT: K07A111905214M2
LOT: K07A112704214M2	LOT: K07A112105214M1
LOT: K07A112704214M3	LOT: K07A112304214M1
LOT: K07A112804214M1	LOT: K07A112304214M2
LOT: K07A112804214M2	LOT: K07A112304214M3
REF: LUC-1000	LOT: K07A112404214M1
LOT: K07A111406214M1	LOT: K07A112404214M2
LOT: K07A111907214M1	LOT: K07A112404214M3
LOT: K07A112005214M1	LOT: K07A112604214M1
REF: LUC-2000	LOT: K07A112604214M2
LOT: K07A110106214M1	LOT: K07A112604214M3
LOT: K07A110505214M1	LOT: K07A112604214M4
LOT: K07A110505214M2	LOT: K07A112607214M1
LOT: K07A110605214M1	LOT: K07A112607214M2

Affected Lucira Kits	Affected Lucira Kits
LOT: K07A110605214M2	LOT: K07A112705214M1
LOT: K07A110608214M1	LOT: K07A112805214M1
LOT: K07A110705214M1	LOT: K07A113105214M1
LOT: K07A110906214M1	LOT: K07A113105214M2
LOT: K07A111006214M1	REF: LUC-3000
LOT: K07A111006214M2	LOT: K07A111409214M1
LOT: K07A111709214M3	LOT: K07A111907214M2
LOT: K07A111806214M1

About Lucira Health

Lucira is a medical technology company focused on the development and commercialization of transformative and innovative infectious disease test kits. Lucira’s testing platform produces lab quality molecular testing in a single-use, consumer-friendly, palm-size test kit powered by two AA batteries. Lucira designed its test kits to provide accurate, reliable, and on-the-spot molecular test results anywhere and at any time. The LUCIRA™ CHECK IT COVID-19 Test Kit (OTC) and LUCIRA™ COVID-19 All-In-One Test Kit (Rx) are designed to provide a clinically relevant COVID-19 result within 30 minutes from sample collection. For more information, visit www.lucirahealth.com.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, Lucira’s continued development and commercialization of its transformative and innovative infectious disease test kits and ability to increase sales. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “can” “plans,” “will,” “may,” “anticipates,” “expects,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Lucira’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including our ability to increase production, streamline operations and increase product availability; the success of our test platform with COVID-19, the impact to our business of the ongoing COVID-19 pandemic; any impact on our ability to market our products; demand for our products due to deferral of procedures using our products or disruption in our supply chain; our ability to achieve or sustain profitability; our ability to gain market acceptance for our products and to accurately forecast and meet customer demand; our ability to compete successfully; our ability to enhance our product offerings; development and manufacturing problems; capacity constraints or delays in production of our products; maintenance of coverage and adequate reimbursement for procedures using our products; and product defects or failures. These and other risks and uncertainties are described more fully in the “Risk Factors” section and elsewhere in our filings with the Securities and Exchange Commission and available at www.sec.gov, including in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Any forward-looking statements that we make in this announcement speak only as of the date of this press release, and Lucira assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

Media Contact

Kevin Knight

media@lucirahealth.com

206-451-4823

Investor Contact

Greg Chodaczek

Investorrelations@lucirahealth.com

347-620-7010